Exhibit 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND

BALTIMORE DIVISION

In re: Novation Companies, Inc., et al., Debtors.[1]	Chapter 11 Case No. 16-19745, 19747-19749 DER (Jointly Administered)

DEBTORS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION OF (i) NOVATION COMPANIES, INC AND (ii) NOVASTAR MORTGAGE LLC

Dated: February 14, 2017	OLSHAN FROME WOLOSKY LLP Adam H. Friedman Thomas J. Fleming Lauren B. Irby 1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 451-2300 -and-

SHAPIRO SHER GUINOT & SANDLER
Joel I. Sher, Bar No. 00719
Daniel J. Zeller, Bar No. 28107
250 West Pratt Street, Suite 2000
Baltimore, Maryland 21201
Telephone: (410) 385-4277

Co-Counsel to the Plan Debtors and Plan Debtors-in-Possession

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1 The debtors in these chapter 11 cases are: (i) Novation Companies, Inc. f/k/a NovaStar Financial, Inc., (ii) NovaStar Mortgage LLC f/k/a NovaStar Mortgage, Inc.,(iii) NovaStar Mortgage Funding Corporation and (iv) 2114 Central, LLC f/k/a Advent Financial Services, LLC. The Plan proponents herein are (i) Novation Companies, Inc. f/k/a NovaStar Financial, Inc., (ii) NovaStar Mortgage LLC f/k/a NovaStar Mortgage, Inc.

TABLE OF CONTENTS

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INTRODUCTION

Novation Companies, Inc., f/k/a/ NovaStar Financial, Inc (“Novation”) and NovaStar Mortgage LLC f/k/a NovaStar Mortgage, Inc. (“NovaStar” or “NovaStar Mortgage”), the two Plan Debtors-in-possession in the above-captioned cases, propose the following Plan2 for the resolution of the outstanding Claims against and Interests in the Plan Debtors. Reference is made to the Disclosure Statement for a discussion of the Plan Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under the Plan. The Plan Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF CONSTRUCTION AND EXHIBITS

Section 1.01.         Definitions.

Unless otherwise provided in the Plan, all terms used herein shall have the meanings ascribed to such terms in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure. For the purposes of the Plan, the following terms (which appear in the Plan in capitalized form) shall have the meanings set forth below, and such meanings shall be equally applicable to the singular and to the plural form of the terms defined, unless the context otherwise requires:

1.       “Administrative Claim(s)” means a Claim for any (a) cost or expense of administration of the Chapter 11 Cases, of the kind specified in section 503(b), including section 503(b)(9), and 507(a)(2) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary post-petition costs or expenses of preserving the estates of the Plan Debtors, (ii) any actual and necessary costs and expenses of operating the businesses of the Plan Debtors, (iii) any indebtedness or obligations incurred or assumed by the Plan Debtors in connection with the conduct of their business, (iv) amounts owed to vendors providing goods and services to the Plan Debtors during the Chapter 11 Cases, (v) tax obligations incurred after the Petition Date, (vi) all compensation and reimbursement of expenses of Professionals to the extent Allowed by the Bankruptcy Court under sections 328, 330 or 331 of the Bankruptcy Code, whether fixed before or after the Effective Date, and (b) United States Trustee’s Fee Claims.

2.       “Administrative Claims Bar Date” means the date that is sixty (60) days after the Effective Date or such other date as the Bankruptcy Court determines.

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2 All capitalized terms used but not defined herein shall have the meanings set forth in Article I herein.

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3.       “Allowed” means with respect to any Claim (including any Administrative Claim) and/or Interest or portion thereof (to the extent such Claim or Interest is not Disputed or Disallowed): (a) any Claim or Interest, proof of which (i) was timely Filed with the Bankruptcy Court, (ii) was deemed timely Filed pursuant to section 1111(a) of the Bankruptcy Code, or (iii) was not required to be Filed pursuant to a Final Order; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as of the Effective Date as (i) liquidated in an amount other than zero, or (ii) not Disputed or a Contingent Claim (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); (c) any Claim or Interest which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed), and, in (a) and (b) above, as to which no objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) any Claim or Interest allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 502(h) of the Bankruptcy Code; (f) any Claim relating to a rejected Executory Contract or rejected Unexpired Lease that either (i) is not Disputed or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been filed by the applicable Bar Date or has Claim for which a fee award amount has been approved by Final Order; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.

4.       “Amended Certificate and Bylaws” means the amended and restated certificate of incorporation and bylaws for the Reorganized Plan Debtors, if so amended, in the form set forth in the Plan Supplement.

5.        “Avoidance Action(s)” means any and all Causes of Action which a trustee, Plan Debtors-in-possession, the estate or other appropriate party in interest may assert under Chapter 5 of the Bankruptcy Code, including, but not limited to, sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code.

6.       “Ballot” means the form distributed to each Holder of an Impaired Claim entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan.

7.       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., together with all amendments and modifications thereto as applicable to the Chapter 11 Cases.

8.       “Bankruptcy Court” means the United States Bankruptcy Court for the District of Maryland or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

9.       “Bankruptcy Rule(s)” means (a) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under 28 U.S.C. § 2075, (b) the applicable Federal Rules of Civil Procedure, as amended and promulgated under 28 U.S.C. § 2072, (c) the applicable Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, to the extent applicable, and (d) any local rules and standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

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10.       “Bar Date” means the general bar date and governmental bar date as set forth in the Bar Date Notice, or any other date set therefore by order of the Bankruptcy Court.

11.       “Bar Date Notice” means the notice of the Bar Date established by the Bankruptcy Court by notice dated July 20, 2016 (Docket No. 20).

12.       “Board of Directors” means the Board of Directors of the Plan Debtors.

13.       “Business Day(s)” means any day which is not a Saturday, a Sunday, a “legal holiday” as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

14.       “Cash” or “$” means the lawful currency of the United States of America and its equivalents including bank deposits and checks.

15.       “Cause(s) of Action” means any and all actions, proceedings, obligations, judgments, debts, accounts, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action (including against insiders), choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever (and any rights to any of the foregoing), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, then existing or thereafter arising, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, including, without limitation, any recharacterization, subordination, avoidance, or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any similar provisions of applicable state or federal law.

16.       “Chapter 11 Cases” or “Cases” means the jointly administered chapter 11 cases of the Plan Debtors herein pending in the Bankruptcy Court.

17.       “Claim(s)” means a “claim” as defined in section 101(5) of the Bankruptcy Code against any one or more of the Plan Debtors, or their property, whether or not asserted.

18.       “Class” means each group or category of Claims or Interests as classified herein.

19.       “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

20.       “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

21.       “Confirmation Hearing” means the hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to sections 1128(a) and 1129 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

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22.       “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

23.       “Creditor” means any Person that is the Holder of any Claim against the Plan Debtors.

24.       “Creditors’ Committee” means the statutory committee of unsecured creditors that was appointed in these Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

25.       “Cure Amount” means all amounts required to be paid or otherwise provided as may be agreed upon by a counterparty to an Executory Contract or unexpired lease to assume such Executory Contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

26.       “Debtor-Released Parties” means, collectively, the Plan Debtors’ directors, officers, employees, agents, members, shareholders, advisors and professionals (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons), each solely in their capacity as such, and to the extent such Persons occupied any such positions at any time on or after the Petition Date.

27.       “Disallowed” means any Claim against the Plan Debtors which, in whole or in part, (i) has been disallowed by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Plan Debtors; (iii) has been withdrawn by the Holder thereof; (iv) is listed in the Schedules as a zero amount or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated resulting in a reduction in the Filed amount of any Proof of Claim; (vi) is evidenced by a Proof of Claim that is required to be Filed, but was not timely or properly Filed; (vii) is unenforceable against the Plan Debtors and the Property of the Plan Debtors, under any agreement or applicable law for a reason other than because such Claim is contingent or unmatured; (viii) includes unmatured interest, penalties or late charges; (ix) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such claim; or (x) is a Claim or portion thereof for any fine, penalty, forfeiture, attorneys’ fees (to the extent such attorneys’ fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages does not constitute compensation for the Creditor’s actual pecuniary loss. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

28.       “Disallowed Claim” means a Claim that is Disallowed, or the Disallowed portion thereof.

29.       “Disbursing Agent(s)” means the Reorganized Plan Debtors or any other entity in its capacity as a disbursing agent under the Plan.

30.       “Disclosure Statement” means the disclosure statement dated February 14, 2017, related to the Plan as such disclosure statement may be amended, modified or supplemented from time to time, and all exhibits and schedules annexed thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

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31.       “Disputed” means with respect to any Claim (a) if no Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Plan Debtors or the Reorganized Plan Debtors or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on the Claim Request has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on the Schedules; (ii) a Claim for which a corresponding Claim is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the Proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on the Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the Plan Debtors or the Reorganized Plan Debtors or, prior to the Confirmation Date, any other party-in-interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (v) a Claim which asserts it is contingent or unliquidated in whole or in part; or (vi) a tort claim.

32.       “Disputed Claims Reserve(s)” means the reserve(s) established in accordance with Section 7.05 of the Plan, to hold Cash or other consideration that will be distributable to the Holders of such Claims if such Claims are subsequently Allowed.

33.       “Disputed Distribution” means any dispute that arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution.

34.       “Distribution” means Cash, property, interests in property or other value distributed under the Plan to the Holders of Allowed Claims.

35.       “Distribution Date” means the Initial Distribution Date or the date every six (6) months subsequent to the Initial Distribution Date, or as soon thereafter as is reasonably practicable, unless the Disbursing Agent determines, in its reasonable discretion, that such Distribution would be economically impracticable.

36.       “Distribution Record Date” means, for purposes of determining the Holders of Claims entitled to receive Distributions under the Plan on account of such Claims and, to the extent applicable, to vote on the Plan, the Effective Date.

37.       “Effective Date” means the first Business Day on which all conditions to the Effective Date set forth in Section 12.02 of the Plan have been satisfied or waived.

38.        “Estates” means the estates of the Plan Debtors created by operation of law on the Petition Date pursuant to section 541 of the Bankruptcy Code.

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39.       “Executory Contract” means a written contract between the Plan Debtors and any other Person entered into prior to and in effect as of the Petition Date under which performance remains due on both sides.

40.        “Fee Claim” means an Administrative Claim under sections 330(a), 331 or 503 of the Bankruptcy Code for compensation of a Professional or other Person for services rendered or expenses incurred in the Chapter 11 Case on or prior to the Effective Date.

41.       “FHFA Case” means that action captioned as Federal Housing Financing Agency v. Novation Companies, Inc. and currently pending in the New York Supreme Court as Index No. 650693/2013.

42.       “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended, and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending, or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken for granted.

43.       “General Unsecured Claim” means any Claim against the Plan Debtors that is not an Administrative Claim, Priority Non-Tax Claim, Priority Tax Claim, Noteholder Claims, and/or RMBS Litigation Claims.

44.        “Holder” means the legal or beneficial holder of a Claim or Interest (and, if used in conjunction with a Class or type of Claim or Interest, means a holder of a Claim or Interest in such Class or of such type).

45.       “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

46.       “Indentures” means the following three series of indentures: Indenture (Series 1), dated as of March 22, 2011, between NovaStar Financial, Inc. and The Bank Of New York Mellon Trust Company, National Association, as Trustee; Indenture (Series 2), dated as of March 22, 2011, between NovaStar Financial, Inc. and The Bank Of New York Mellon Trust Company, National Association, as Trustee; Indenture (Series 3), dated as of March 22, 2011, between NovaStar Financial, Inc. and The Bank Of New York Mellon Trust Company, National Association, as Trustee

47.       “Intercompany Claim” means any Claim that is asserted by a Debtor against another Debtor.

48.       “Interests” means, means any share, equity or membership interest in the Plan Debtors as of the Petition Date.

49.       “Interim Funding Agreement” means that certain agreement dated as of October 18, 2016 by and among Allied World Assurance Company (U.S.) Inc. on behalf of Newmarket Underwriters Insurance Company, which agreement was approved by order of the Bankruptcy Court dated December 20, 2016 (Docket No. 203)

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50.       “IRS” means the Internal Revenue Service.

51.       “Lien” means, with respect to any asset or Property (or the Cash, rent, revenue, income, profit or proceed therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the Cash, rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Creditors.

52.       “NCUAB Case” means that action captioned as National Credit Union Administration Board v. RBS Securities, et al. and currently pending in the United Stated District Court for the District of Kansas as Case No. 11-CV-2340-JWL-JPO.

53.        “New Jersey Carpenters Heath Fund Case” means that action captioned as New Jersey Carpenters Health Fund v. The Royal Bank of Scotland Group, et al. and currently pending in the United States District Court for the Southern District of New York as Case No. 08-cv-5310.

54.       “Noteholder Claim” means the unsecured claims of all holders of notes arising under the Indentures.

55.       “Objection” means any objection, application, motion, complaint or other legal, equitable or administrative proceeding brought by any party (including arbitration, mediation, summary proceeding, adversary proceeding or other litigation if applicable) seeking to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, avoid, subordinate, estimate or otherwise limit recovery, in whole or in part, with respect to any Claim (including the resolution of any request for payment of any Administrative Claim).

56.       “Ordinary Course Administrative Claims” means Administrative Claims against the Plan Debtors that represent liabilities incurred in the ordinary course of business of the Plan Debtors.

57.       “Person(s)” means a corporation, governmental unit and person, each as respectively defined in sections 101(9), (27) and (41) of the Bankruptcy Code, including a natural person, individual, partnership, corporation, or other domestic or foreign entity or organization.

58.       “Petition Date” means July 20, 2016, the date upon which the Chapter 11 Cases were commenced in the Bankruptcy Court.

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59.       “Plan” means this chapter 11 plan of reorganization proposed by the Plan Debtors, including all exhibits, appendices, schedules and annexes, if any, attached or to be attached thereto or filed or considered in connection therewith including a Plan Supplement, if any, as such plan and related documents may be further altered, amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and/or the Confirmation Order.

60.       “Plan Debtors” means Novation Companies, Inc., f/k/a/ NovaStar Financial, Inc; and NovaStar Mortgage LLC f/k/a NovaStar Mortgage, Inc.

61.       “Plan Document” means collectively the Plan and or any schedule, appendix or exhibit thereto, including, but not limited to the Plan Supplement.

62.       “Plan Supplement” means (if any) such exhibits, documents, lists or schedules not Filed with the Plan but as may be Filed in connection therewith prior to the hearing to confirm the Plan, or such other date as the Bankruptcy Court may establish.

63.        “Priority Non-Tax Claim” means any Claims entitled to priority in payment pursuant to sections 507(a)(3) and 507(a)(4) of the Bankruptcy Code.

64.       “Priority Tax Claim” means any Claims of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

65.       “Professional” shall mean any professional retained by Order of the Bankruptcy Court in these Chapter 11 Cases in accordance with sections 327, 328, 330 or 1103 of the Bankruptcy Code.

66.       “Proof(s) of Claim” means any proof of claim Filed or that should have been Filed with the Bankruptcy Court in the Case pursuant to Bankruptcy Rules 3001 or 3002, the Bar Date Notice, or other order of the Bankruptcy Court.

67.       “Property” means, as to the Plan Debtors, any and all assets or property of the Plan Debtors, of any kind, nature or description whatsoever, real or personal, tangible or intangible, as defined in section 541 of the Bankruptcy Code.

68.       “Pro Rata Share” means the proportion that the face amount of a Claim in a particular Class or Classes bears to the aggregate face amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless the Plan provides otherwise.

69.       “Released Parties” means, collectively, (a) the Debtor-Released Parties and (b) the Creditors’ Committee and its members, advisors and professionals (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), each solely in its capacity as such.

70.       “Reorganized Plan Debtors” means the Plan Debtors on and after the Effective Date.

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71.       “RMBS Litigation Claims” mean collectively, any and all claims arising from or related to the FHFA Case, the NCUAB Case, and the New Jersey Carpenters Health Fund Case, including without limitation any claims arising from indemnification or contribution from any of the parties to such cases or other third parties, which are allowed by Final Order or settlement.

72.       “Schedules” means the Schedules, Statements and Lists filed with the Bankruptcy Court by the Plan Debtors pursuant to Bankruptcy Code section 521(1) and Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court prior to the entry of the final decree in these Cases.

73.       “Tax(es)” means any tax, charge, fee, levy, or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

74.        “Unclaimed Property” means any unclaimed Distribution of Cash or any other Property made pursuant to the Plan to the Holder of an Allowed Claim pursuant to the Plan, including checks that are either not cashed for ninety (90) days after issuance or which are returned as undeliverable without a proper forwarding address, and any Distribution not delivered because no mailing address was available as of the applicable Distribution Date.

75.       “Unimpaired” means any Claim that is not Impaired.

76.       “United States Trustee” means the United States Trustee appointed under section 58l(a)(2) of title 28 of the United States Code to serve in the Chapter 11 Cases.

77.       “United States Trustee Fee Claims” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.

78.       “Unsecured Claim(s)” means any Claim which arose prior to the Petition Date, is not subject to any priority under the Bankruptcy Code and is not secured by a Lien on the Plan Debtors’ Property, including, but not limited to any Claim arising from the rejection of an Executory Contract in accordance with sections 365 or 1123(b)(2) of the Bankruptcy Code.

79.       “Voting Record Date” means the record date for voting on the Plan that is designated in the Disclosure Statement order.

Section 1.02.         Interpretation; Application of Definitions and Rules of Construction.

a.	Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neuter.
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b.	The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan.
c.	The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.
d.	The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.
e.	Any term used in the Plan that is not defined in the Plan, either in Article I of the Plan or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.
f.	To the extent that the description of the Plan or any Plan document is inconsistent with the actual terms or conditions of the Plan or any Plan document, the terms and conditions of the Plan or Plan document, as the case may be, shall control.

Section 1.03.         Exhibits.

Any and all exhibits to the Plan and any documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed. All references to “the Plan” herein shall be construed, where applicable, to include references to this document and any amendments and exhibits hereto, the Plan Supplement and any amendments thereto, and all of their respective exhibits, appendices, schedules and annexes.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.01.         General.

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. A Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

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Section 2.02.         Unclassified Claims (Not entitled to vote on the Plan).

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims,, United States Trustee Fees, and Priority Tax Claims are not classified. The treatment accorded Administrative Claims, Fee Claims, United States Trustee Fees, and Priority Tax Claims is set forth in Section 3.02 of the Plan.

Section 2.03.         Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Plan Debtors, and specifies which Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject the Plan:

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims against both Plan Debtors	No	No (deemed to accept)
Class 2	Noteholder Claims against Novation	No	No (deemed to accept)
Class 3a Class 3b	General Unsecured Claims against Novation General Unsecured Claims against NovaStar Mortgage	Yes Yes	Yes Yes
Class 4a Class 4b	RMBS Litigation Claims against Novation RMBS Litigation Claims against NovaStar Mortgage	Yes Yes	Yes Yes
Class 5a Class 5b	Interests in Novation Interests in NovaStar Mortgage	No No	No No

Section 2.04.         Unimpaired Classes of Claims

The following Classes of Claims are unimpaired and, therefore, deemed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code.

Class 1: Class 1 consists of all Priority Non-Tax Claims.

Class 2: Class 2 consists of all Noteholder Claims against Novation.

Class 5a and 5b: Class 5a consists of all Interests in Novation and NovaStar, respectively.

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Section 2.05.         Impaired Classes of Claims and Interests.

The following Classes of Claims are impaired:

Class 3a and 3b consists of all General Unsecured Claims against the Plan Debtors and each Class is Impaired

Class 4a and 4b consists of all RMBS Litigation Claims against the Plan Debtors and each Class is Impaired

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

Section 3.01.         Satisfaction of Claims and Interests.

The treatment of and consideration to be received by Holders of Allowed Claims or Allowed Interests pursuant to the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against or Interests in the Plan Debtors and the Plan Debtors’ Property.

Section 3.02.         Treatment of Claims and Interests.

a.	Provisions for Treatment of Unclassified Claims.

1.       Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, or as otherwise provided for in the Plan, the Plan Debtors shall pay to each Holder of an Allowed Administrative Claim Cash in an amount equal to the amount of such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, and (ii) the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Ordinary Course Administrative Claims may be paid by the Plan Debtors in the ordinary course of business of the Reorganized Plan Debtors consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

The Confirmation Order or separate bankruptcy court order will establish the Administrative Claims Bar Date for filing applications for the allowance of Administrative Claims (except for Fee Claims, claims pursuant to section 503(b)(9) of the Bankruptcy Code, Ordinary Course Administrative Claims, and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code and any applicable interest thereon). A notice setting forth the Administrative Claim Bar Date shall be filed on the Bankruptcy Court’s docket. Any requests for payment of an Administrative Claim that are not properly filed and served by the Administrative Claim Bar Date shall be disallowed automatically without the need for any objection from the Plan Debtors or the Reorganized Plan Debtors or any action by the Bankruptcy Court. The Reorganized Plan Debtors shall have until 120 days after the Administrative Claims Bar Date (or such longer period as may be allowed by order of the Bankruptcy Court) to review and object to all applications for the allowance of Administrative Claims. Unless the Plan Debtors or the Reorganized Plan Debtors object to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested.

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2.       Fee Claims.

Any entity seeking an award by the Bankruptcy Court of compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date file and serve on the Reorganized Plan Debtors and their counsel, the United States Trustee, counsel to the Creditors’ Committee, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, its final application for allowance of such compensation and/or reimbursement by no later than sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Plan Debtors, the Reorganized Plan Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Plan Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

The Reorganized Plan Debtors may, without application to or approval by the Bankruptcy Court, retain professionals and pay reasonable professional fees and expenses in connection with services rendered to the Reorganized Plan Debtors after the Effective Date.

3.       United States Trustee Fees.

On the Effective Date or as soon as practicable thereafter, the Plan Debtors or Reorganized Plan Debtors shall pay all United States Trustee Fees.

4.       Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment, or the Bankruptcy Court has previously ordered otherwise, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete satisfaction, settlement, and release of, and in exchange for such Allowed Priority Tax Claim, at the sole option of the Reorganized Plan Debtors, (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Allowed Priority Tax Claim, or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled to be calculated in accordance with section 511 of the Bankruptcy Code). All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business. The Reorganized Plan Debtors shall retain the right to pay any Allowed Priority Tax Claim, or any remaining balance of such claim, in full at any time without premium or penalty.

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b.	Provisions for Treatment of Classified Claims.

1.       Class 1 – Priority Non-Tax Claims.

A.       Treatment. The legal, equitable and contractual rights of the holders of Class 1 Claims are unaltered by the Plan. Except to the extent a Holder of a Priority Non-Tax Claim agrees to different treatment, each Holder of an Allowed Priority Non-Tax Claim will be paid, in full and complete satisfaction, settlement, and release of and in exchange for such Allowed Priority Non-Tax Claim, the Allowed Amount of such Allowed Priority Non-Tax Claim in full in Cash on later of the Effective Date and the first Distribution Date subsequent to the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim.

B.       Voting. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

2.       Class 2 – Noteholder Claims Against Novation.

A.       Allowance. On the Effective Date, the Noteholder Claims shall be deemed Allowed in the amount determined pursuant to the terms of the respective Indentures and consistent with the Bankruptcy Code and shall not be subject to defense, avoidance, recharacterization, disgorgement, subordination, setoff, recoupment, or other contest (whether legal or equitable), for all purposes of the Plan.

B.       Treatment. On the Effective Date, the Noteholder Claims and each of the Indentures shall be reinstated pursuant to Bankruptcy Code section 1124. All principal, non-default interest, fees, expenses, costs, charges or other such valid and allowable amounts due and payable on or before the Effective Date under the Indenturesthat were not paid by Debtor Novation prior to or during the Chapter 11 Case shall be paid in full in cash in immediately available funds on the Effective Date to the extent required by Bankruptcy Code section 1124.

C.       Voting. The Noteholder Claims are Unimpaired and as a result such Holders are not entitled to vote to accept or reject the Plan.

3.       Class 3a – General Unsecured Claims Against Novation.

A.       Treatment. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to different treatment, each Holder of an Allowed General Unsecured Claim against Novation shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed General Unsecured Claim payment in full over a one year period, with payments made quarterly, together with interest at the Federal Judgment Rate.

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B.       Voting. The General Unsecured Claims are Impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

3b.    Class 3b – General Unsecured Claims Against NovaStar Mortgage.

C.       Treatment. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to different treatment, each Holder of an Allowed General Unsecured Claim against NovaStar Mortgage shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed General Unsecured Claim payment in full over a one year period, with payments made quarterly, together with interest at the Federal Judgment Rate.

D.       Voting. The General Unsecured Claims are Impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

4.       Class 4a – RMBS Litigation Claims Against Novation.

A.       Treatment. Except to the extent that a Holder of an RMBS Litigation Claim agrees to different treatment, each Holder of an Allowed RMBS Litigation Claim against Novation shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Claim, (x) to the extent such claim is covered by an insurance policy, payment solely from and to the extent of the applicable coverage under such insurance policies and the Interim Funding Agreement or (y) in the event such claim is not covered by an insurance policy, payment shall be paid in full in cash once allowed by Final Order payable over ten years in quarterly installments, together with interest thereon at the Federal Judgement Rate.

B.       Voting. The Class 4a RMBS Litigation Claims are Impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

4b. Class 4b – RMBS Litigation Claims Against NovaStar.

C.       Treatment. Except to the extent that a Holder of an RMBS Litigation Claim agrees to different treatment, each Holder of an Allowed RMBS Litigation Claim against NovaStar shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Claim, (x) to the extent such claim is covered by an insurance policy, payment solely from and to the extent of the applicable coverage under such insurance policies and the Interim Funding Agreement or (y) in the event such claim is not covered by an insurance policy, payment shall be paid in full in cash once allowed by Final Order payable over ten years in quarterly installments, together with interest thereon at the Federal Judgement Rate.

D.       Voting. The Class 4b RMBS Litigation Claims are Impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

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5.       Class 5a – Interests in Novation.

A.       Treatment. The Holders of existing Interests in Novation shall retain their Interests.

B.       Voting. The Holders of Interests are Unimpaired and as a result such Holders are not entitled to vote to accept or reject the Plan.

5b.    Class 5b – Interests in NovaStar.

C.       Treatment. The Holders of existing Interests in NovaStar shall retain their Interests.

D.       Voting. The Holders of Interests are Unimpaired and as a result such Holders are not entitled to vote to accept or reject the Plan.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.01.         Each Impaired Class Entitled to Vote Separately.

Each Impaired Class of Claims that is to receive a Distribution under the Plan will be entitled to vote separately to accept or reject the Plan. Except as provided herein, each Person that, as of the Voting Record Date, holds a Claim in an Impaired Class will receive a Ballot that will be used to cast its vote to accept or reject the Plan. In the event of a controversy as to whether any Class of Claims or Interests is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

Section 4.02.         Acceptance by a Class of Claims.

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims will be deemed to accept the Plan if the Plan is accepted by the Holders of Claims in such Class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

Section 4.03.         Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”

Because certain Classes are deemed to have rejected the Plan, the Plan Debtors will seek confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

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Section 4.04.         Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

Section 4.05.          Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Plan Debtors.

ARTICLE V

MEANS OF PLAN IMPLEMENTATION

Section 5.01.          Corporate Action.

On and after the Effective Date, the Reorganized Plan Debtors shall have full authority and are authorized to take such actions and execute such documents as may be necessary to effectuate the transactions provided for in the Plan. The Reorganized Plan Debtors’ post-Effective Date authority shall include the right to operate their business as a going concern to purchase and/or sell assets; to commence and prosecute actions and proceedings; to open, maintain and close bank accounts and/or other investments on behalf of the Estates; to make and File Objections to, or otherwise contest the amount, validity and/or priority of, all Claims other than General Unsecured Claims; to calculate and make Distributions consistent with the Plan; to prosecute and resolve Objections regarding all Claims other than General Unsecured Claims; to engage in arbitration or mediation; to engage or retain Professionals and to pay the fees and disbursements thereof; to file tax information and returns as required and, in connection therewith, to make such determinations of tax liability, challenge assessments, make tax elections, pay taxes and take other, related actions; to hold and dispose of any unclaimed Distributions; and to close the case and any related proceedings. Subsequent to the Effective Date, the Plan Debtors’ charter shall be amended to prohibit the issuance of non-voting securities and to otherwise comply with the terms and conditions of section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, the members of the Board of Directors of the Reorganized Plan Debtors are authorized to, and may direct an officer to, issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such action as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of, and on behalf of the Reorganized Plan Debtors, without the need for any approvals, authorizations, or consents except for those required pursuant to the Plan.

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The adoption of the Amended Certificate and Bylaws, if so amended, the selection of directors and officers of Reorganized Plan Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan) by the Confirmation Order. All matters provided for in the Plan involving the corporate structure of the Plan Debtors or the Reorganized Plan Debtors, and any corporate action required by the Plan Debtors of the Reorganized Plan Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirements or further action by the security holders, directors, or managers of the Plan Debtors or Reorganized Plan Debtors. On the Effective Date, as applicable, the appropriate officers of the Plan Debtors and /or Reorganized Plan Debtors and members of the boards of directors or managers of the Plan Debtors and/or Reorganized Plan Debtors are authorized and directed to issue, execute and deliver, and cause the Reorganized Plan Debtors to perform, the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Plan Debtors and/or Reorganized Plan Debtors.

Section 5.02.          Effective Date Transactions.

a.	Entry Into Stock Purchase Transaction.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Plan Debtors shall be authorized to consummate and close the transactions contemplated by that certain Stock Purchase Agreement by and between Novation Companies, Inc., Novation Holdings, Inc., and Butler America, LLC (“Seller”), as seller (the “HCS Transaction”) for the purchase of 100% of the Seller’s outstanding voting securities of Healthcare Staffing, Inc., a Georgia corporation (“HCS”) for a purchase price of $24 million in cash. The purchase price shall be paid from Novation’s cash on hand. A copy of the Stock Purchase Agreement related to the HCS Transaction is annexed to the Disclosure Statement as Exhibit D and defined as the “Purchase Agreement.” The terms of the Purchase Agreement govern the HCS Transaction, and any inconsistency between the Plan and the agreement shall be resolved in favor of the provisions of the Purchase Agreement.

b.	Effective Date Funding.

On the Effective Date, the Plan Debtors shall use cash on hand to fund all payments required under the Plan and to close the HCS Transaction.

The Reorganized Plan Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with the HCS Transaction.

Section 5.03.          [Reserved].

Section 5.04.          Corporate Governance.

On the Effective Date, the Boards of Directors of the Reorganized Plan Debtors shall consist of those individuals set forth in the Plan Supplement.

Section 5.05.          [Intentionally Deleted]

Section 5.06.          Intercompany Claims.

On the Effective Date, all Intercompany Claims shall be deemed cancelled and there shall be no distribution made on account of such Claims.

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Section 5.07.          Obligations Incurred After the Effective Date.

Payment obligations incurred after the Effective Date, including, without limitation, the professional fees of the Plan Debtors, will not be subject to application or proof of claim and may be paid by the Reorganized Plan Debtors in the ordinary course of business and without further Bankruptcy Court approval.

Section 5.08.          Post-Confirmation Operating Reports and United States Trustee Fees.

The Reorganized Plan Debtors shall be responsible for the preparation and filing of operating reports until entry of a final decree in this case. Quarterly fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930 and any applicable interest thereon shall be paid by the Reorganized Plan Debtors until the entry of an order converting, dismissing or granting a final decree in these cases.

ARTICLE VI

PRESERVATION AND PROSECUTION OF CAUSES OF ACTION HELD BY THE PLAN DEBTORS

Section 6.01.          Preservation and Prosecution of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, all claims and causes of action of the Reorganized Plan Debtors are retained and preserved. The Reorganized Plan Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action. The Reorganized Plan Debtors’ right to commence, prosecute, settle, or abandon their Causes of Action shall be preserved, notwithstanding the occurrence of the Effective Date. No entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Plan Debtors or Reorganized Plan Debtors, as applicable, will not pursue any and all available Causes of Action against them. Unless any Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Plan Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation Order. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action against any entity shall vest in the Reorganized Plan Debtors.

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ARTICLE VII

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

Section 7.01.          Objections to Claims.

The Reorganized Plan Debtors shall have the right to object to the allowance of any Claims or Interests with respect to which they dispute liability, priority, and/or amount. Any Objections to Claims that have been filed on or before the Confirmation Date, shall be served and filed as soon as practicable, but, in each instance, no later than: (a) 180 days after the Effective Date; or (b) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) hereof. The Filing of a motion to extend such objection deadline shall automatically extend such deadline until a Final Order is entered on such motion. In the event that such a motion to extend the objection deadline is denied by the Bankruptcy Court, or approved by the Bankruptcy Court and reversed on appeal, such objection deadline shall be the later of the current deadline (as previously extended, as applicable) or 30 days after entry of a Final Order denying the motion to extend the objection deadline.

Section 7.02.          No Payment or Distribution Pending Allowance.

Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim, no payment or Distribution of Property provided for hereunder shall be made on account of such Claim unless and until the Disputed Claim becomes an Allowed Claim. To the extent a Disputed Claim is Disallowed in whole or in part, the Holder of such Claim will not receive any Distribution on account of the portion of such Claim (including the whole, if applicable) that is Disallowed.

Section 7.03.          Disputed Distributions.

If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, in lieu of making a distribution to such Person, the Disbursing Agent may reserve or deposit the Distribution at issue (or the disputed portion thereof into a segregated account for Disputed Distributions until the disposition thereof is determined by a Final Order or by written agreement among the interested parties to such dispute.

Section 7.04.          Estimation.

The Reorganized Plan Debtors shall have the right, but not the obligation, at any time to seek an order of the Bankruptcy Court, after notice and a hearing (which hearing may be held on an expedited basis), estimating for final Distribution purposes any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Plan Debtors, the Reorganized Plan Debtors previously objected to such Claim. If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim, the estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court, including for purposes of the Disputed Claims Reserve; provided, however, that if the estimate constitutes the maximum limitation on such Claim, the Plan Debtors or the Reorganized Plan Debtors as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim. On or after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court.

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Section 7.05.          Reserve Account for Disputed Claims.

On or after the Effective Date, the Disbursing Agent shall hold in their respective Disputed Claims Reserves, Cash or other consideration in an aggregate amount sufficient to compensate each Holder of a Disputed Claim, which the Disbursing Agent is ultimately responsible for disbursing, with (i) the amount that such Holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date, (ii) to the extent the value of a Disputed Claim has been estimated in accordance with Section 7.04 above, the estimated value of such Disputed Claim, or (iii) such other amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtor. The Disbursing Agent may pool funds in the Disputed Claims Reserves with other funds; provided, however, the Disbursing Agent shall treat all such funds as segregated accounts in their respective books and records.

Section 7.06.          Release of Funds from Claims Reserves.

At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent, shall distribute to the Holder thereof the distribution, if any, to which such Holder is then entitled under the Plan. To the extent a Disputed Claim is Disallowed or Allowed in a lesser amount than has been reserved for such Disputed Claim, the Cash reserved for such Disputed Claim or the difference between the amount reserved for such Disputed Claim and the lesser amount at which such Disputed Claim is ultimately Allowed, as applicable, be returned from the Disputed Claims Reserve to the Reorganized Plan Debtors.

ARTICLE VIII

DISTRIBUTIONS UNDER THE PLAN

Section 8.01.          Limitation to Full Recovery.

Notwithstanding anything herein to the contrary, no Holder of any Claim will be entitled to a Distribution in excess of 100% of the Allowed amount of its Claims.

Section 8.02.          Timing of Distributions.

Distributions under the Plan shall be made (i) as set forth in the Plan or as soon as reasonably practicable thereafter; or (ii) as agreed between the Plan Debtors or the Reorganized Plan Debtors, as applicable, and the particular Creditor, or as soon as reasonably practicable thereafter. If a Claim is not an Allowed Claim as of the Effective Date, Distributions will be made only if and when the Claim is Allowed and, to the extent a Disputed Claim is the subject of estimation in accordance with Section 7.04 of the Plan, in an amount no greater than the amount reserved in the Disputed Claims Reserve.

Section 8.03.          Saturdays, Sundays, or Legal Holidays.

If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

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Section 8.04.          Distribution Record Date.

Except as otherwise provided in a Final Order that is not subject to any stay, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 and Filed with the Bankruptcy Court on or prior to the Distribution Record Date will be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer may not have expired by the Distribution Record Date. As of the close of business on the Distribution Record Date, any transfer ledgers, transfer books, registers and any other records will be closed and, for purposes of the Plan, there shall be no further changes in the record Holders of such Claims. The Plan Debtors shall have no obligation to recognize the transfer of any Claim occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those Holders of Claims and Interests as of the close of business on the Distribution Record Date, as reflected on the ledgers, books, registers or records of the Plan Debtors and the Bankruptcy Court.

Section 8.05.         Delivery of Distributions.

Subject to the treatment of Disputed Distributions as set forth in Section 7.03 of the Plan, Distributions shall be made to Holders of Allowed Claims at the addresses set forth on the Plan Debtors’ books and records or the Proofs of Claim, if any, Filed by such Creditors or at the last known addresses of such Creditors or, in the case of transferred Claims, on the notice of transfer Filed with the Bankruptcy Court pursuant to Bankruptcy Rule 3001, each as of the Distribution Record Date. If any such Creditor’s Distribution is returned as undeliverable, no further Distribution shall be made to such Creditor unless and until the Plan Debtors are notified of such Creditor’s then-current address, at which time any missed Distribution shall be made to such Creditor to the extent of available Cash; provided that in no event are the Plan Debtors required to make Distributions to a Creditor whose Distribution is returned as undeliverable and becomes Unclaimed Property.

Section 8.06.         Method of Cash Distributions.

The Disbursing Agent shall make all Distributions contemplated by the Plan. Any Cash payment to be made pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Disbursing Agent. If a Creditor holds more than one Claim in any one Class, all Allowed Claims of the Creditor in that Class may, at the Plan Debtors’ option, be aggregated and one Distribution may be made with respect thereto.

Section 8.07.         Unclaimed Property.

All Property distributed on account of Claims must be claimed within the later of ninety (90) days after (i) the Distribution Date and (ii) the date such Distribution is made to such Holder provided, however, in the case of a Distribution made in the form of a check, must be negotiated or a request for reissuance made directly to the Plan Debtors by the Creditor that was originally issued such check and shall be made within ninety (90) days after the date the Distribution is made to the applicable Creditor. Nothing contained in the Plan shall require the Plan Debtors to attempt to locate any Holder of an Allowed Claim, other than as provided herein. Pursuant to Bankruptcy Code sections 347(b) and 1143, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim Disallowed is forever barred, expunged, estopped and enjoined from asserting such Claim in any manner against the Plan Debtors or the Estates.

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Section 8.08.         Compliance with Tax Requirements.

In connection with each Distribution with respect to which the filing of an information return (such as an IRS Form 1099 or 1042) or withholding is required, the Plan Debtors shall file such information return with the IRS and provide any required statements in connection therewith to the recipients of such Distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Plan Debtors within thirty (30) days from the date of any such request, the Plan Debtors may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.

Section 8.09.         Setoffs.

Except as otherwise provided in the Plan, the Confirmation Order, or in an agreement approved by a Final Order of the Bankruptcy Court, the Plan Debtors or the Reorganized Plan Debtors, as applicable, may, pursuant to applicable law (including section 553 of the Bankruptcy Code), setoff against any Distribution amounts related to any Claim before any Distribution is made on account of such Claim, any and all of the Claims, rights and causes of action of any nature that the Plan Debtors, the Estates or the Reorganized Plan Debtors may hold against the Holder of such Claim, provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other act or omission of the Plan Debtors or the Disbursing Agent, nor any provision of the Plan (other than Article X of the Plan) will constitute a waiver or release by the Plan Debtors or the Reorganized Plan Debtors of any such claims, rights or causes of action that the Plan Debtors or the Reorganized Plan Debtors may possess against such Holder.

Section 8.10.         Documentation Necessary to Release Lien.

Each Creditor who is a Holder of a Lien satisfied, discharged and released under the Plan and who is to receive a Distribution under the Plan shall not receive such Distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form, if appropriate) in connection with such Claim and such other documents as the Plan Debtors may reasonably request to document satisfaction of the Lien.

Section 8.11.         Distributions Under Fifty Dollars.

No Distribution of Cash in an amount less than fifty dollars ($50.00) will be made by the Disbursing Agent to any Holder of an allowed Claim unless a request is made in writing to the Disbursing Agent. If no such request is made, all such Distributions will be treated as Unclaimed Property.

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ARTICLE IX

EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
INDEMNIFICATION OBLIGATIONS

Section 9.01.         General Treatment.

Unless otherwise provided in the Plan, prior to the Effective Date, the Debtor will have rejected or filed a motion to assume or reject all executory contracts or unexpired leases of the Debtor not previously (a) assumed or (b) terminated or expired by their terms. Any executory contracts that were not expressly assumed, terminated or expired by their terms or rejected shall be deemed rejected upon entry of the Confirmation Order.

Section 9.02.         Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Claims arising out of the rejection of an Executory Contract or unexpired lease pursuant to Section 9.01 of the Plan must be filed with the Bankruptcy Court and served upon the Plan Debtors (or, on and after the Effective Date, Reorganized Plan Debtors) no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such Executory Contract or unexpired lease, and (ii) notice of entry of the Confirmation Order. All such Claims not filed within such time will be forever barred from assertion against the Plan Debtors and their estates or the Reorganized Plan Debtors and their Property.

Section 9.03.         Treatment of Rejection Claims.

Any Allowed Claim arising out of the rejection of an Executory Contract or unexpired lease pursuant to the Plan (as opposed to a separate order of the Bankruptcy Court) shall, pursuant to section 502(g) of the Bankruptcy Code, be a General Unsecured Claim.

Section 9.04.         Reinstatement and Continuation of Insurance Policies.

Unless otherwise assumed during the pendency of the Chapter 11 Cases, from and after the Effective Date, and notwithstanding Section 9.01 of the Plan, each of the Plan Debtors’ insurance policies in existence on and as of the Confirmation Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the Reorganized Plan Debtors pursuant to section 365 of the Bankruptcy Code. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Plan Debtors may hold against any entity, including, without limitation, the insurer under any of the Plan Debtors’ insurance policies.

The Plan Debtors’ discharge and release from all Claims and Interests, as provided herein, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Plan Debtors (including, without limitation, their officers and directors), the Reorganized Plan Debtors (including, without limitation, their officers and directors) or any other person or entity.

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ARTICLE X

EFFECT OF CONFIRMATION

Section 10.01.         Binding Effect.

The Plan shall be binding and inure to the benefit of the Plan Debtors, all Holders of Claims and Interests, and their respective successors and assigns.

Section 10.02.         Continued Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate (or limited liability company, as applicable) entity, with all the powers of a corporation (or limited liability company, as applicable), pursuant to the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation or bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such Amended Certificate and Bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

Section 10.03.         Vesting of Property.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in the Plan, the Property of each Estate shall vest in the applicable Reorganized Debtor as the case may be, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as provided herein or in the Confirmation Order. From and after the Effective Date, the Reorganized Plan Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

Section 10.04.         Discharge of Claims Against and Interests in the Plan Debtors.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each Person that is a Holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such Holder shall be deemed to have forever waived, released, and discharged the Plan Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided herein, upon the Effective Date, all such Holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor.

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Section 10.05.         Injunction.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR SUCH OTHER ORDER OF THE BANKRUPTCY COURT THAT MAY BE APPLICABLE, AS OF THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE PLAN DEBTORS OR THEIR ESTATES THAT ARE DISCHARGED PURSUANT TO THE PLAN, INCLUDING THOSE ARISING PURSUANT TO THE PURCHASE AGREEMENT AND THE HCS TRANSACTION, ARE, WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS, PERMANENTLY ENJOINED FROM AND AFTER THE EFFECTIVE DATE FROM: (I) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) ON ANY SUCH CLAIM OR INTEREST AGAINST OR AFFECTING THE PLAN DEBTORS, THE REORGANIZED PLAN DEBTORS, THE ESTATES OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR, INCLUDING WITHOUT LIMITATION SELLER; (II) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PRE-JUDGMENT ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE PLAN DEBTORS, THE REORGANIZED PLAN DEBTORS, THE ESTATES OR ANY OF THE PLAN DEBTORS’ PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS, OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR, INCLUDING WITHOUT LIMITATION SELLER; (III) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE PLAN DEBTORS, THE REORGANIZED PLAN DEBTORS, THE ESTATES, OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS, INCLUDING WITHOUT LIMITATION SELLER; (IV) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW; AND (V) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS, OR OBTAINING BENEFITS, PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN, NOR SHALLTHIS INJUNCTION EXTEND TO CLAIMS HELD BY SELLER ARSING FROM THE PURCHASE AGREEMENT AND THE HCS TRANSACTION.

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Section 10.06.         Releases.

(a)       RELEASES BY THE PLAN DEBTORS. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, EACH PLAN DEBTOR, IN ITS INDIVIDUAL CAPACITY AND AS A DEBTOR IN POSSESSION, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE PLAN DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER) WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE PLAN DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE PLAN DEBTORS OR THEIR ESTATES, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST ANY DEBTOR RELEASED PARTIES. IN NO EVENT SHALL ANYTHING IN THIS SECTION BE CONSTRUED AS A RELEASE OF ANY PERSON’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR MATTERS WITH RESPECT TO THE PLAN DEBTORS, AND THEIR RESPECTIVE SUBSIDIARIES AND/OR AFFILIATES.

(i) The Plan Debtors release Butler from any claims except claims arising under the Purchase Agreement, all of which are preserved.

(b)       RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM THAT DOES NOT VOTE TO REJECT THE PLAN AND ANY PERSON WHO RECEIVES A DISTRIBUTION UNDER THE PLAN, IN CONSIDERATION FOR THE OBLIGATIONS OF THE PLAN DEBTORS AND THE OTHER RELEASED PARTIES UNDER THE PLAN, THE PLAN DISTRIBUTIONS, AND OTHER RELEASES, AGREEMENTS OR DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE PLAN, WILL BE DEEMED TO CONSENSUALLY FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE OBLIGATIONS OF ANY PARTY UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN, EXCEPT OBLIGATIONS TO BUTLER UNDER THE PURCHASE AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CLAIMS FOR ANY SUCH LOSS SUCH HOLDER MAY SUFFER, HAVE SUFFERED OR BE ALLEGED TO SUFFER AS A RESULT OF THE PLAN DEBTORS COMMENCING THE CHAPTER 11 CASES OR AS A RESULT OF THE PLAN BEING CONSUMMATED, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE PLAN DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AGAINST ANY RELEASED PARTY (WHICH INCLUDES THE DEBTOR-RELEASED PARTIES, THE “THIRD PARTY RELEASE”).

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(i) In addition, Butler shall have no liability and shall be released from all claims asserted by Holders of Claims or Interests provided that the Plan Debtors and Reorganized Plan Debtors shall retain all rights and claims under the Purchase Agreement.

Section 10.07.         Exculpation and Limitation of Liability.

NONE OF THE PLAN DEBTORS, THE REORGANIZED PLAN DEBTORS, THE DISBURSING AGENT, THE CREDITORS’ COMMITTEE, BUTLER AND ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS, ATTORNEYS, CONSULTANTS, ADVISORS, AND AGENTS (BUT SOLELY IN THEIR CAPACITIES AS SUCH) SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF ANY CLAIM OR INTEREST FOR ANY ACT OR OMISSION UP TO AND INCLUDING THE EFFECTIVE DATE IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF THE PLAN DEBTORS’ RESTRUCTURING AND THE CHAPTER 11 CASES, INCLUDING WITHOUT LIMITATION THE NEGOTIATION AND EXECUTION OF THE PLAN, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES FOR AND THE PURSUIT OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, INCLUDING, WITHOUT LIMITATION, ALL DOCUMENTS ANCILLARY THERETO, ALL DECISIONS, ACTIONS, INACTIONS AND ALLEGED NEGLIGENCE OR MISCONDUCT RELATING THERETO AND ALL PREPETITION ACTIVITIES LEADING TO THE PROMULGATION AND CONFIRMATION OF THE PLAN EXCEPT FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

Section 10.08.         Injunction Related to Releases and Exculpation.

EXCEPT AS PROVIDED IN THE PLAN, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED IN THE PLAN AGAINST THE DEBTOR RELEASED PARTIES.

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Section 10.09.         Retention of Causes of Action/Reservation of Rights.

(a)        Except as explicitly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release, or relinquishment of any rights, claims or causes of action, rights of setoff, or other legal or equitable defenses (including, for avoidance of doubt, any cause of action to avoid a transfer under sections 303(c), 544, 547, 548, or 553(b) of the Bankruptcy Code, of any similar state law) that the Plan Debtors or the Reorganized Plan Debtors, or which the Reorganized Plan Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person or entity, to the extent such Person or entity asserts a cross-claim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Plan Debtors or the Reorganized Plan Debtors, (ii) the turnover of any property of the Plan Debtors’ Estates, and (iii) Causes of Action against current of former directors, officers, professionals, agents, financial advisors, underwriters, lenders or auditors relating to act or omissions occurring prior to the Petition Date, subject to the limitations set forth in the Plan.

(b)       Except as explicitly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release or relinquishment of any rights, claims or causes of action, rights of setoff, or other legal or equitable defenses (including, for avoidance of doubt, any cause of action to avoid a transfer under sections 303(c), 544, 547, 548, or 553(b) of the Bankruptcy Code, of any similar state law) that the Plan Debtors had immediately prior to the Petition Date against or with respect to any Claim left Unimpaired. The Reorganized Plan Debtors as the case may be, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced.

ARTICLE XI

RETENTION OF JURISDICTION

Section 11.01.         Exclusive Jurisdiction of Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases, the Plan and the Confirmation Order to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(i) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Claim, the resolution of any Objections to the allowance or priority of any Claim and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim;

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(ii) Grant or deny any applications for allowance of compensation or reimbursement of expenses for Professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(iii) Hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed on or commenced after the Effective Date, including proceedings with respect to the rights of the Estate to recover Property under sections 542 or 543 of the Bankruptcy Code;

(iv) Determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or unexpired lease to which the Plan Debtors are a party or with respect to which the Plan Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(v) Ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

(vi) Following the Effective Date and consistent with section 1142 of the Bankruptcy Code, construe, take any action and issue such orders as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Estates following consummation in accordance with sections 524 and 1141 of the Bankruptcy Code;

(vii) Determine and resolve any case, controversy, suit or dispute that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order, including the indemnification, release and injunction provisions set forth in the Plan, or any Person’s rights arising under or obligations incurred in connection therewith;

(viii) Modify the Plan after the Effective Date pursuant to section 1127 of the Bankruptcy Code and the Plan or modify the Plan Summary, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Summary or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Plan Summary, the Confirmation Order;

(ix) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

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(x) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(xi) Determine any other matters that may arise in connection with or relating to the Plan, the Plan Summary, the Confirmation Order and the Bankruptcy Code;

(xii) Determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(xiii) Continue to enforce the automatic stay through the Effective Date;

(xiv) Hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, and issues presented or arising under the Plan, including but not limited to disputes among Holders or with the Reorganized Debtor and arising under agreements, documents or instruments executed in connection with or governed by the Plan;

(xv) Hear and determine any other matter relating to the Plan, its interpretation or enforcement; and

(xvi) Enter a final decree and close the Chapter 11 Cases.

Notwithstanding the foregoing, the Bankruptcy Court shall not accept jurisdiction over any dispute or claim arising from the Purchase Agreement; any such dispute or claim shall be governed in accordance with the terms of the Purchase Agreement.

ARTICLE XII

CONFIRMATION AND EFFECTIVENESS OF THE PLAN

Section 12.01.         Conditions Precedent to Confirmation.

The following conditions precedent to the occurrence or the confirmation must be satisfied unless any such condition shall have been waived by the Plan Debtors:

(a) the Disclosure Statement having been approved by the Bankruptcy Court as having adequate information in accordance with section 1125 of the Bankruptcy Code; and

(b) entry of the Confirmation Order in form and substance reasonably satisfactory to the Plan Debtors.

Section 12.02.         Conditions Precedent to the Effective Date.

The following conditions precedent to the occurrence or the confirmation must be satisfied unless any such condition shall have been waived by the Plan Debtors:

(a)       the Confirmation Order, in form and substance satisfactory to the Plan Debtors, having become a Final Order;

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(b)       the Plan and related documents, in form and substance satisfactory to the Plan Debtors, being executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by the Plan Debtors that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(c)       the Plan Debtors and Seller having executed all documents and entered into all agreements as may be necessary and appropriate in connection with the HCS Transaction;

(d)       the Cash or the consummation of the transaction contemplated hereby shall be sufficient to fund the Distributions under the Plan;

(e)       the Board of Directors of the Reorganized Plan Debtors shall have been selected and shall have agreed to serve; and

(f)       all other actions and documents necessary to implement the Plan shall have been effected or executed and shall be reasonably acceptable to the Plan Debtors.

Section 12.03.         Notice of Occurrence of the Effective Date.

The Plan Debtors of the Reorganized Plan Debtors shall file a Notice of the Occurrence of the Effective Date within five (5) Business Days after the Effective Date. Failure to file such Notice shall not prevent the effectiveness of the Plan, Plan Supplement or any related documents.

Section 12.04.         Dissolution of Creditors’ Committee.

Upon the Effective Date, the Creditors’ Committee shall be dissolved and the current and former members of the Creditors’ Committee and any other creditor, equity or other committee appointed pursuant to section 1102 of the Bankruptcy Code in the Chapter 11 Cases, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases.

Section 12.05.         Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

The Plan Debtors shall have the right to waive one or more of the conditions precedent set forth above at any time without leave of or notice to the Bankruptcy Court and without formal action other than proceeding with confirmation of the Plan.

If any condition precedent to the Effective Date is waived pursuant to this Section and the Effective Date occurs, the waiver of such condition shall benefit from the “mootness doctrine”, and the act of consummation of the Plan shall foreclose any ability to challenge the Plan in any court.

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Section 12.06.         Consequences of Non-Occurrence of Effective Date.

If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects, and (b) any settlement or release of claims provided for hereby shall be null and void without further Order of the Bankruptcy Court.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01.         Binding Effect of Plan.

The provisions of the Plan shall be binding upon and inure to the benefit of the Plan Debtors, any Holder of any Claim or Interest treated herein and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

Section 13.02.         Severability.

Should the Bankruptcy Court determine prior to entry of the Confirmation Order, that any provision of the Plan is either illegal or unenforceable on its face or illegal or unenforceable as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan. The Plan Debtors reserve the right not to proceed with Confirmation and/or consummation of the Plan if any such ruling occurs.

Section 13.03.         Governing Law.

Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, in particular the provision on governing law and jurisdiction of the Purchase Agreement, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Maryland or the United States of America.

Section 13.04.         Notices.

Any notice required or permitted to be provided under the Plan shall be in writing and served by either prepaid (i) certified mail, return receipt requested, (ii) hand delivery, or (iii) overnight delivery service, to be addressed as follows:

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If to the Plan Debtors or Reorganized Plan Debtors

Olshan Frome Wolosky LLP
Counsel for Novation Companies, Inc.
1325 Avenue of the Americas
New York, New York 10019
Attn: Adam H. Friedman, Esquire

-and-

Shapiro Sher Guinot & Sandler
250 West Pratt Street, Suite 2000
Baltimore, Maryland 21201
Attn: Joel Sher, Esquire

Section 13.05.         Filing of Additional Documents.

On or before substantial consummation of the Plan, or such later time as may be authorized by the Bankruptcy Court, the Plan Debtors are authorized to issue, execute, deliver or File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence implementation of the terms and conditions of the Plan.

Section 13.06.         Time.

Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 13.07.         Exhibits/Schedules.

All exhibits and schedules to the Plan and any Plan Supplement are incorporated into and constitute a part of the Plan as if fully set forth herein.

Section 13.08.         Defenses with Respect to Impaired or Unimpaired Claims.

Except as otherwise specifically provided in the Plan, nothing shall affect the parties’ rights and/or legal and equitable defenses with respect to any Impaired or Unimpaired Claim, including but not limited to all rights relating to legal and equitable defenses to setoffs or recoupments against any Unimpaired Claim.

Section 13.09.         No Injunctive Relief.

No Claim shall be entitled to specific performance or other injunctive, equitable or other prospective relief except as may be specified in the Plan.

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Section 13.10.         No Admissions.

Notwithstanding anything herein to the contrary, prior to the Effective Date, nothing contained in the Plan shall be deemed an admission by any party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any classification of any Claim; provided, however, that the provisions of the Plan shall be treated as admissions under the Federal Rules of Evidence upon the Effective Date.

Section 13.11.         Extension of Time.

Any period of time or deadline under the Plan may be extended by agreement of the parties affected thereby, or by order of the Bankruptcy Court upon good cause shown.

Section 13.12.         Payment of Statutory Fees.

All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code, and any applicable interest thereon, shall be paid by the Plan Debtors on or before the Effective Date, and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Plan Debtors as and when such fees become due. Any deadline for filing Administrative Claims shall not apply to fees payable pursuant to section 1930 of title 28 of the United States Code.

Section 13.13.         Conflict.

To the extent that terms of Confirmation Order or the Plan are inconsistent with the Disclosure Statement or any agreement entered into between any of the Plan Debtors and any other party, the terms of the Plan control the Disclosure Statement and any such agreement, and the provisions of the Confirmation Order (and any Final Orders entered by the Bankruptcy Court after the date of the Plan) control the terms of the Plan.

Section 13.14.         Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Plan Debtors with respect to the Plan shall be or shall be, deemed to be, an admission or waiver of any rights of the Plan Debtors with respect to any Claims or Interests prior to the Effective Date.

Section 13.15.         Modifications and Amendments.

The Plan Debtors may alter, amend, or modify the Plan or any Plan Document under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.

The Plan Debtors shall provide parties-in-interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

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After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Plan Debtors or Reorganized Plan Debtors, as applicable, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims or Interests in the Plan Debtors under the Plan; provided, however, that, to the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment, modification or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

Section 13.16.         Continuing Exclusivity and Solicitation Period.

Subject to further order of the Bankruptcy Court, until the Effective Date, the Plan Debtors shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and to solicit acceptances thereof, and any modifications or amendments thereto.

Section 13.17.         [Intentionally Deleted]

Section 13.18.         Revocation, Withdrawal, or Non-Consummation.

The Plan Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to File subsequent plans of reorganization. If the Plan Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and not acts taken in preparation for consummation of the Plan, shall (i) constitute or to be deemed to constitute a waiver or release of any Claims against, or any Interests in, the Plan Debtors, or any Avoidance Actions or other claims by or against Plan Debtors or any Person or Entity, (ii) prejudice in any manner the rights of the Plan Debtors or any Person or Entity in any further proceedings involving the Plan Debtors, or (iii) constitute an admission of any sort by the Plan Debtors or any other Person or Entity.

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Dated: February 14, 2017	Respectfully submitted,

NOVATION COMPANIES, INC.

	By:	/s/ Rodney E. Schwatken
By: Rodney E. Schwatken Title: Chief Executive Officer

NOVASTAR MORTGAGE LLC

	By:	/s/ Rodney E. Schwatken
By: Rodney E. Schwatken Title: President and Chief Financial Officer

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CERTIFICATE OF SERVICE

I HEREBY CERTIFY that on this 14th day of February, 2017, I reviewed the Court’s CM/ECF system and it reports that an electronic copy of the Debtors’ Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage, LLC will be served electronically by the Court’s CM/ECF system on the following:

Jason W. Harbour, Esquire

Nathan Kramer, Esquire

Tyler P. Brown, Esquire

Hunton & Williams, LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23219

jharbour@hunton.com

nkramer@hunton.com

tpbrown@hunton.com

Thomas C. Goodhue, Esquire HUNTON & WILLIAMS LLP 2200 Pennsylvania Ave., NW Washington, DC 20037 tgoodhue@hunton.com

  Counsel for Creditors’ Committee

John W. Weiss, Esquire ALSTON & BIRD LLP 90 Park Avenue New York, New York 10016	Jonathan T. Edwards, Esquire ALSTON & BIRD LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309
Scott J. Pivnick, Esquire ALSTON & BIRD LLP The Atlantic Building 950 F Street, N.W. Washington, D.C. 20004

Attorneys for Taberna Preferred Funding I, Ltd. and Taberna Preferred Funding II, Ltd. (c/o TP Management LLC)

Edmund A. Goldberg, Esquire Katherine A. Levin, Esquire Office of the U.S. Trustee 101 West Lombard Street, Suite 2625 Baltimore, MD 21201 Edmund.A.Goldberg@usdoj.gov Katherine.A.Levin@usdoj.gov

Susan R. Sherrill-Beard, Esquire

U.S. Securities and Exchange Commission

Office of Reorganization (Atlanta Regional Office)

950 East Paces Ferry Road, N.E., Suite 900

Atlanta, GA 30326-1382

sherrill-beards@sec.gov

Counsel for U.S. Securities and Exchange Commission

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Michael S. Etkin, Esquire

Andrew Behlmann, Esquire

Keara M. Waldron, Esquire

LOWENSTEIN SANDLER LLP

65 Livingston Avenue

Roseland, New Jersey 07068

metkin@lownstein.com

abehlmann@lownstein.com

kwaldron@lownestein.com

Joel P. Laitman, Esquire

Christopher Lometti, Esquire

Michael B. Eisenkraft, Esquire

Daniel B. Rehns, Esquire

Robert Dumas, Esquire

COHEN MILSTEIN SELLERS & TOLL PLLC

88 Pine Street

New York, New York 10005

jlaitman@cohenmilstein.com

colmetti@cohenmilstein.com

meisenkraft@cohenmilstein.com

drehns@cohenmilstein.com

rdumas@cohenmilstein.com

Alan M. Grochal, Esquire TYDINGS & ROSENBERG LLP 100 East. Pratt Street, 26th Floor Baltimore, Maryland 21201 agrochal@tydingslaw.com

Counsel for Interested Party, New Jersey Carpenters Health Fund

Kyle J. Moulding, Esquire

McCabe, Weisberg & Conway, LLC

312 Marshall Avenue, Suite 800

Laurel, Maryland 20707

bankruptcymd@mwc-law.com

Counsel for Creditor U.S. Bank National Association, as Trustee for J.P. Morgan

Mortgage Acquisition Trust 2006-HE3, Asset Backed Pass-Through Certificates, Series 2006-HE3

I hereby further certify that on the 14th day of February, 2017, a copy of Debtors’ Joint Chapter 11 Plan of Reorganization of (i) Novation Companies, Inc. and (ii) NovaStar Mortgage, LLC was served via electronic mail to the following:

Stephen A. Opler, Esquire BARNES & THORNBURG LLP Prominence in Buckhead 3475 Piedmont Road N.W., Suite 1700 Atlanta, Georgia 30305 Stephen.Opler@btlaw.com	Paul Laurin, Esquire BARNES & THORNBURG LLP 2029 Century Park East, Suite 300 Los Angeles, California 90067 Paul.Laurin@btlaw.com
Counsel to Interested Party

/s/ Joel I. Sher Joel I. Sher

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